Exhibit 99.3

C123456789 EXT EXT 000004 000000000.000000 EXT 000000000.000000 EXT ENDORSEMENT_LINE SACKPACK000000000.000000 EXT 000000000.000000 EXT Your vote matters – here’s how to vote! DESIGNATION MR A SAMPLE (IF ANY) You may vote online or by phone instead of mailing this card. ADD 1 Votes submitted electronically must be ADD 2 received by 11:59 p.m., Central Time, on ADD 3 June 26, 2019. ADD 4ADD 5 Online ADD 6Go to www.envisionreports.com/sxc or scan the QR code — login details are located in the shaded bar below.Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/sxc Special Meeting Proxy Card 1234 5678 9012 345 !IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ! + A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain For Against Abstain 1. To approve the issuance of SunCoke Energy, Inc. common stock, 2. To approve the adjournment of the special meeting from time pursuant to the Agreement and Plan of Merger, dated as of to time, if necessary or appropriate, to solicit additional February 4, 2019 (the “Stock Issuance Proposal”). proxies if there are insufficient votes to approve the Stock issuance Proposal at the time of the special meeting. B Meeting Attendance Mark the box to the right if you plan to attend the special meeting. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND1UPX 4 1 9 7 6 5 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

SUNCOKE ENERGY, INC. Special Meeting of Stockholders June 27, 2019 — 9:00 a.m. Central Time Hyatt Regency Hotel, 1400 Corporetum Drive, Lisle, IL 60532 Important notice regarding the availability of proxy materials for the special meeting: The joint prospectus/proxy statement is available electronically at www.envisionreports.com/sxc STOCKHOLDER MEETING ATTENDANCE: A photo ID and, for beneficial owners, proof of ownership of SXC shares as of May 16, 2019 are required for admittance to the meeting Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/sxc !IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ! Proxy — SunCoke Energy, Inc. This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on June 27, 2019 The undersigned hereby appoints Michael G. Rippey and Fay West, and each of them as attorney-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxies of the undersigned at the special meeting of stockholders of SunCoke Energy, Inc., to be held on June 27, 2019, at 9:00 a.m., Central Time, at Hyatt Regency Hotel, 1400 Corporetum Drive, Lisle, IL 60532, and at all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares of common stock, par value $0.01 per share, of SunCoke Energy, Inc. which the undersigned, if personally present, would be entitled to vote. To participants in the SunCoke Energy, Inc. 401(k) Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan. Non-voted shares will be voted in the same proportion on each issue as the Trustee votes those shares for which it receives voting instructions from participants. Your voting instructions must be received prior to June 25, 2019 at 1:00 a.m. Central Time. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS1, 1 AND AND IN 2, THE AND DISCRETION IN THE DISCRETION OF THE OF PROXY THE PR HOLDERS XY HOLDERS ON ANY ON OTHER ANY OTHER MATTER MATTER THAT THAT MAY MAY PROPERLY PROPERLY COME COME BEFORE BEFORE THE THE MEETING MEETING OR ORANY ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.